UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

(a) On September 16, 2008, Westwood One, Inc. (the “Company” or “Westwood”) notified Gary J. Yusko, Chief Financial Officer (“CFO”), that his employment as CFO was terminated effective September 16, 2008, and his employment with the Company effective September 18, 2008, in connection with the hire of Mr. Sherwood as described below in Item 5.02. In accordance with the terms of his employment agreement, Mr. Yusko will continue to receive his base salary at such rates specified therein through July 15, 2010, the original term of his employment agreement. Additionally, the unvested portion of the 65,000 shares of restricted stock and stock options to purchase 75,000 shares of Company common stock which were awarded at the time of Mr. Yusko’s employment will immediately vest upon the September 18th termination date in accordance with the terms of his employment agreement. A copy of the Company’s employment agreement with Mr. Yusko was previously filed with the SEC as Exhibit 99.2 to the Company’s Form 8-K dated July 16, 2007.

Section 2 Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 12, 2008, Westwood announced a plan to restructure the traffic operations of its subsidiary, Metro Networks (“Metro”), and to take actions to address underperforming programming, top-grade the sales force and reduce other corporate expenses. Such announcement was made after an extensive review and analysis of Metro’s business and operations, including how best to position such business for the future. Such analysis demonstrated there were efficiencies and opportunities available to Metro that were being under-utilized.

The announced restructuring will regionalize 60 operating centers into 13 hubs, where data gathering will be centralized, the quality and consistency of Metro product offerings will be improved, and a higher caliber of talent providing reports to Metro affiliates will be available. The restructuring does not affect Metro’s substantial, domestic footprint and maintains its significant, market penetration, and allows Metro to fully leverage new digital technologies, provide enhanced 24/7 traffic coverage and more efficiently align resources. The restructuring is part of a series of reengineering initiatives identified by management to improve the operating and financial performance of Westwood One in the near-term, while setting the foundation for profitable long-term growth. The restructuring will result in a net staff reduction of approximately 15%, or 300 positions, and is expected to be completed by June 30, 2009.

The Company estimates that it will record, in accordance with FASB Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, total charges of approximately $21-$25 million, consisting of: (i) $6.9-$7.3 million of severance, relocation and other employee related costs; (ii) $13.1-$16.7 million of facility consolidation and other contractual costs; and (iii) $1 million of asset relocation and related costs. The majority of the charges will be recorded in the third quarter of 2008, with the remainder recorded as we complete the restructuring actions.

The Company estimates that all but $1.6 million of the above charges will be incurred as future cash expenditures. In addition, the Company expects to spend approximately $2 million of equipment and leasehold improvements to accommodate the facility consolidation, which is expected to be capitalized in the first half of 2009.

A copy of the Press Release issued by the Company announcing the restructuring is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Section 3 Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2008, the Company was notified by the New York Stock Exchange (the “NYSE”) that the Company had fallen below the NYSE’s continued listing standard relating to minimum share price. Rule 802.01C of the NYSE’s Listed Company Manual requires that the Company’s common stock have a minimum average closing price of $1.00 during a consecutive 30-day trading period.

Under the NYSE rules, the Company has ten business days to notify the NYSE of its intent to cure this deficiency and six months to cure it or be subject to suspension and delisting. The Company intends to notify the NYSE within the required ten business day period that it intends to cure the deficiency. Under the NYSE rules, the Company’s common stock will continue to be listed on the NYSE during the six month cure period, subject to the Company’s compliance with other NYSE continued listing requirements. Although the Company intends to cure its deficiency and to return to compliance with NYSE continued listing requirements, there can be no assurance that it will be able to do so.

A copy of the Press Release issued by the Company announcing the notification is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Section 5 Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On September 16, 2008, Gary J. Yusko was terminated from the position of CFO of Westwood.

(c)     (1) Effective September 17, 2008, Roderick M. Sherwood III was appointed EVP, CFO of Westwood.

(2) Mr. Sherwood, age 55, served as Chief Financial Officer, Operations of The Gores Group, LLC (together with certain related entities, “Gores”) from November 2005 to September 5, 2008, where he was responsible for leading the financial oversight of all Gores portfolio companies. Gores Radio Holdings, LLC (“Gores Radio”), an affiliate of Gores, is a significant shareholder of the Company, as described in more detail below. From October 2002 to September 2005, Mr. Sherwood served as SVP and CFO of Gateway, Inc., where he was primarily responsible for overseeing financial performance and operational improvements and exercising corporate financial control, planning and analysis. During his tenure at Gateway, he also oversaw Gateway’s acquisition of eMachines. From August 2000 to September 2002, Mr. Sherwood served as EVP and CFO of Opsware, Inc. (formerly Loudcloud, Inc.), an enterprise software company. Prior to Opsware, Mr. Sherwood also served in a number of operational and financial positions at Hughes Electronics Corporation, including General Manager of Spaceway (broadband services), EVP of DIRECTV International and CFO of Hughes Telecommunications & Space Company. He also served in a number of positions during 14 years at Chrysler Corporation, including Assistant Treasurer and Director of Corporate Financial Analysis.

While Mr. Sherwood served as CFO of Gores, Gores Radio, an affiliate of Gores, purchased common stock, preferred stock and warrants of Westwood for an aggregate purchase price of $100 million, representing approximately 36.2% of the Company’s common stock on a fully diluted basis. Pursuant to the terms of this investment, Gores initially received three of eleven directorships on the Company’s Board of Directors and, so long as it continues to hold 50% of its initial investment, is entitled to approve certain significant corporate actions such as the hiring of a new CEO. A detailed summary of the Gores’ investment is contained in the Company’s proxy statement, dated May 14, 2008, which is hereby incorporated by reference into this Item 5.02(c)(2).

As a condition to Mr. Sherwood’s appointment as CFO of Westwood, Mr. Sherwood entered into a separation agreement with Gores pursuant to which he ceased to be an employee of Gores effective September 5, 2008 (the “Effective Date”). In connection with such separation, Mr. Sherwood will no longer render any services to Gores or receive any compensation from Gores, except for an annual non-discretionary bonus for 2008, which shall be paid only if Gores determines to award executive bonuses to senior executives of Gores for the 2008 calendar year and which bonus, if awarded, will be paid at the same time such other bonuses are paid. Such bonus will be pro rated for the period Mr. Sherwood was employed by Gores from January 1, 2008 through the Effective Date. The amount and timing of such compensation will not under any circumstance be affected or otherwise influenced by Mr. Sherwood’s services to the Company.

After the Effective Date, Mr. Sherwood will be prohibited from making any investments in, or contributions to, the two investment funds managed by Gores (the “Funds”), including the Fund that invested in Westwood, other than his co-invest investments that are required to be made. Any such required investments will be limited to the proportion of his limited partnership interest and consistent with terms and conditions applicable to investments by other limited partners of Gores who participate in the Funds as in effect immediately prior to the Effective Date. Mr. Sherwood will also continue to hold his carried interest in the Funds which was granted to Mr. Sherwood during the time he was an employee of Gores. Such carried interest will continue to vest in accordance with the terms and conditions of the agreements that govern such carried interest as in effect immediately prior to the Effective Date. Following the Effective Date, Mr. Sherwood will have no influence or control over Fund investments.

In addition, after the Effective Date, Mr. Sherwood will continue to serve on the boards of directors of two Gores’ portfolio companies. However, in accordance with the terms of his employment agreement with Westwood, Mr. Sherwood has agreed to serve as an independent director and not as a Gores-appointed director of such companies and any compensation or remuneration payable to Mr. Sherwood in connection with such directorships shall be (1) no more than the same compensation or remuneration paid to other independent directors on the applicable board of directors who are not Gores-appointed directors and (2) paid to Mr. Sherwood directly by the subject company and not by Gores. Also pursuant to his employment agreement, Mr. Sherwood has agreed that he will promptly comply with any reasonable request made by the Company’s CEO, Board of Directors, Compensation Committee or Audit Committee Chair that he cease performing all or a portion of these directorships to the extent that such requesting party reasonably determines that such activities or portion thereof interferes or conflicts with the performance of Mr. Sherwood’s duties to the Company.

(3) On September 17, 2008, the Company entered into an employment agreement with Mr. Sherwood whereby Mr. Sherwood will serve as the Company’s CFO for a term of two years (commencing September 17, 2008) at an annual base salary of $600,000. Mr. Sherwood is eligible for annual increases in his base salary in an amount of up to five percent (5%), in the sole and absolute discretion of the Compensation Committee or its designee, and is eligible for an annual discretionary bonus target of $400,000 for each of calendar years 2008 (on a pro rata basis), 2009 and for 2010 (on a pro rata basis; such, the “2010 Pro Rata Bonus”) provided that, in the case of the 2010 Pro Rata Bonus, he remains an employee of the Company through the last day of his employment term. Mr. Sherwood will also receive a signing bonus in the amount of $15,000 in connection with his entering into the employment agreement with the Company.

In the case of a termination of Mr. Sherwood’s employment by the Company other than for a “cause event” or by Mr. Sherwood for “good reason” (each, as defined in the employment agreement), Mr. Sherwood will receive continued payment of an amount equal to: (1) one times the sum of his base salary (i.e., $600,000), payable in equal periodic installments for one year following such termination and (2) the 2010 Pro Rata Bonus to the extent such termination occurs in calendar year 2010, payable at such time as other comparable employees receive their annual bonuses. If Mr. Sherwood is terminated in connection with a “change in control” (as defined in the employment agreement), Mr. Sherwood will receive a continued payment equal to: (1) the lesser of: (i) his base salary for the duration of his employment term or (ii) an amount equal to one times the sum of his base salary and (2) the 2010 Pro Rata Bonus to the extent such termination occurs in calendar year 2010, pursuant to the same payment terms set forth above.

If Mr. Sherwood’s employment is terminated by the Company other than for a “cause event” in the first year of his employment term, one-third of the stock option grant to purchase 600,000 shares of Company common stock (described below) will immediately vest as of the date of termination and will be exercisable for the period that is the longer of (x) the date of such termination through the first anniversary of his start date (i.e., September 17, 2009), and (y) ninety days from the date of such termination. If Mr. Sherwood is terminated within 24 months of a “change in control”, all of Mr. Sherwood’s outstanding equity awards shall become fully vested and immediately exercisable in accordance with the terms and conditions of the applicable equity compensation plan and award agreements under which such awards were granted. If Mr. Sherwood is terminated by the Company without cause, the Company has agreed to provide him with continued coverage under COBRA for twelve (12) months after his termination, or such earlier time until he ceases to be eligible for COBRA or becomes eligible for coverage under the health insurance plan of a subsequent employer. The payment of the termination amounts set forth above are contingent on Mr. Sherwood executing a fully effective waiver and general release substantially in the form attached as Exhibit A to his employment agreement. The Company has agreed to reimburse Mr. Sherwood in an amount up to $10,000 for reasonable attorneys’ fees incurred by him in connection with the negotiation of his employment agreement.

The foregoing description of Mr. Sherwood’s employment does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s employment agreement with Mr. Sherwood, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated by reference herein in their entirety. A copy of the press release announcing Mr. Sherwood’s appointment is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

On September 17, 2008, in connection with Mr. Sherwood’s appointment, the Company’s Compensation Committee awarded Mr. Sherwood a stock option to purchase 600,000 shares of Company common stock. Such option will vest in equal one-third increments on September 17, 2009, 2010 and 2011, except in the case of certain termination events as described in more detail in Mr. Sherwood’s employment agreement. The stock option was issued pursuant to the Company’s 1999 Stock Incentive Plan (the “1999 Plan”), however, such award incorporates the terms set forth in the Company’s 2005 Equity Compensation Plan relating to accelerated vesting of equity compensation in connection with a termination within 24 months of a change in control, as described above. A copy of the form stock option agreement for non-director participants used for such grant was previously filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 19, 2008. A copy of the 1999 Plan was previously filed with the SEC as Appendix A to the Company’s proxy statement dated April 29, 1999. An amendment to the 1999 Plan was previously filed with the SEC as Exhibit 10.3 to the Company’s Form 8-K dated May 25, 2005.

(e) The information in Item 5.02(c)(3) of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:
Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of September 17, 2008, by and between the Company and Roderick M. Sherwood III.

99.1	Press Release, dated September 17, 2008, announcing the appointment of Roderick M. Sherwood III as EVP and Chief Financial Officer, replacing Gary J. Yusko.

99.2	Press Release, dated September 18, 2008, announcing the aforementioned notice from the New York Stock Exchange.

99.3	Press Release, dated September 12, 2008, announcing the restructuring of the traffic operations of Metro Networks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: September 18, 2008	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

EXHIBIT INDEX

Current Report on Form 8-K
dated September 12, 2008

Westwood One, Inc.

Exhibit
No.	Description of Exhibit
10.1	Employment Agreement, effective as of September 17, 2008, by and between the Company and Roderick M. Sherwood III.

99.1	Press Release, dated September 17, 2008, announcing the appointment of Roderick M. Sherwood III as EVP and Chief Financial Officer, replacing Gary J. Yusko.

99.2	Press Release, dated September 18, 2008, announcing the aforementioned notice from the New York Stock Exchange.

99.3	Press Release, dated September 12, 2008, announcing the restructuring of the traffic operations of Metro Networks.